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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    FORM 8-K





                                CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 10, 2003



                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)

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
         DELAWARE                            1-9927                     95-2594724
(State or Other Jurisdiction        (Commission File Number)         (I.R.S. Employer
     of Incorporation)                                              Identification No.)

200 SOUTH HOOVER BOULEVARD
BUILDING 219, SUITE 200
TAMPA, FLORIDA                                                          33609
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(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (813) 288-4808


                                      N/A
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         (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

On February 10, 2003, Comprehensive Care Corporation announced that its Central U.S. Service Center, located in Bloomfield Hills, Michigan, was recently awarded new business by two Indiana health plans to manage their behavioral health benefits to approximately 55,000 members and, also, has contracted with one health plan to conduct a specialized Disease State Management project for 17,000 members throughout Indiana. Collectively, the new Indiana business represents approximately 72,000 covered individuals and $1.7 million in new annual revenue to the Company. Additionally, the Company reported recent new contracts with two Michigan health plans that have a current annual run rate of $2.7 million and cover an additional 156,000 lives.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (C) EXHIBITS.

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
         Exhibit No.    Description
         -----------    -----------
         99.1           February 10, 2003 Press Release relating to new business
                          contracts in Indiana.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                               COMPREHENSIVE CARE CORPORATION

                               By: /s/   ROBERT J. LANDIS
                                   ---------------------------------------------
                                   Name:  Robert J. Landis
                                   Title: Chairman of the Board, Chief Financial
                                           Officer, and Treasurer

Date: February 10, 2003


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